Exhibit 99.2

CONSENT OF WILLIAM BLAIR & COMPANY, L.L.C.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Acer Therapeutics Inc. (the “Company”) as an Appendix to the proxy statement/prospectus relating to the proposed acquisition of the Company by Zevra Therapeutics, Inc. contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such proxy statement/prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with the respect to any part of such proxy statement/prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ William Blair & Company, L.L.C.

Chicago, Illinois

September 28, 2023